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                                    EXHIBIT 3

MORRISON KNUDSEN CORPORATION

Morrison Knudsen Plaza/P. O. Box 73                     NEWS RELEASE
Boise, Idaho  83729
Telex:  368439/Phone:  (208) 386-5387         For Further Information Contact:
Fax:  (208) 386-5065                               Corporate Communications

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                          FOR RELEASE:February 16, 1994

                  MK PROMOTES MARK E. HOWLAND TO VICE PRESIDENT

     BOISE -- Morrison Knudsen Corporation announced today the promotion of Mark E. Howland to vice president and controller with responsibility for the financial reporting of all MK operations.

      "Mark is an extremely valuable member of our financial team," said William J. Agee, Morrison Knudsen chairman and chief executive officer. "This promotion illustrates our faith in his abilities as a skilled accountant and a highly competent manager."

      Formerly MK's director of audit, Howland was named controller in December. He reports directly to Stephen G. Hanks, MK executive vice president - finance and administration.

      Howland is a certified public accountant (CPA) with 11 years of domestic and international public accounting experience. Before joining MK in 1992, he worked for Price Waterhouse. He earned a degree in accounting from California State University at Los Angeles.

      Howland and his wife, Cindy, have three children: Elisa, Michelle and Katherine.

      Morrison Knudsen Corporation (MRN-NYSE) serves the world's construction, transportation, environmental, industrial and power markets as an engineer, contractor and manufacturer, offering complete development, operations and financial services.

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FORM 8-K - EXHIBIT 3